EXHIBIT  2.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of June 7, 2019 (this “Amendment”), is entered into by and among (i) Warren Lynn Frazier, an individual and resident of the State of Texas (“Warren Frazier”), Garrett Lynn Frazier 2018 DG Trust, an irrevocable trust (“Garrett Trust”), Derrick Chase Frazier 2018 DG Trust, an irrevocable trust (“Derrick Trust”), and Frazier Family Foundation, Inc., a Texas corporation (and together with Warren Frazier, Garrett Trust and Derrick Trust, collectively, the “Sellers”), (ii) MOTI Holdco, LLC, a Delaware limited liability company (“US Buyer”), and Nine Energy Canada Inc., an Alberta (Canada) corporation (and together with US Buyer, collectively, the “Buyers”), and (iii) Nine Energy Service, Inc., a Delaware corporation (“Buyer Parent”). The Sellers, the Buyers and Buyer Parent are sometimes referred to herein individually as “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).
WHEREAS, the Parties, and solely for the purposes of Section 5.6.2, Section 5.20 and Section 5.23, Garrett Lynn Frazier, an individual and resident of the State of Texas, and Derrick Chase Frazier, an individual and resident of the State of Texas, have entered into that certain Securities Purchase Agreement, made and entered into effective as of October 15, 2018 (the “Purchase Agreement”); and
WHEREAS, Section 9.7 of the Purchase Agreement provides that the Purchase Agreement may be amended, modified or supplemented by an agreement in writing executed by each of the Parties and the Parties each desire and find it in their best interests to amend the Purchase Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.     Amendment to Section 1.3.1 of the Purchase Agreement. Section 1.3.1 of the Purchase Agreement is hereby amended to extend the Earnout Term from December 31, 2025 to December 31, 2026.
2.    Amendment to Section 1.3.9(a) of the Purchase Agreement. Section 1.3.9(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(a)    cause to be expended or incurred at least $10,000,000 of capital expenditures, as calculated in accordance with GAAP (and, for clarity, none of which may be captured in the definition of Net Working Capital or Indebtedness for purposes of any adjustment to the Purchase Price pursuant to Section 1.2), for the purchase of tools to be used in the E-Set Business (including tools manufactured by third parties utilizing the Companies’ Intellectual

Property Assets related to the E-Set Business) during the period from the Closing Date to June 30, 2020, inclusive of such dates;
3. Amendment to Section 1.3.9(b) of the Purchase Agreement. Section 1.3.9(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(b)    prior to December 31, 2020, take commercially reasonable steps to allocate no less than ten (10) employees who will devote all or substantially all of their business time and attention to the development and operation of the E-Set Business, including employees to serve in the following positions/roles (or functional equivalents): Design Engineer, Project/Product Sales Manager, Technical Advisors, eSet Product Technicians, eSet Field Advisors, Product Developer, Buyer and Project/Product Cost Accountant;
3. Purchase Agreement, as amended, in full force and effect. The Purchase Agreement, as amended hereby, shall remain in full force and effect.
4. Governing Law. This Amendment, and all claims or causes of action (whether in contract, in tort or by statute) that may be based upon, arise out of, or relate to this Amendment, or the negotiation, execution, or performance of this Amendment (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), shall be governed by, enforced in accordance with, and be subject to the remedies available under the internal laws of the State of Texas, including its statutes of limitation and burdens of proof and available remedies.
5. VENUE. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AMENDMENT SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND COUNTY OF HARRIS; PROVIDED, HOWEVER, (A) NOT TO BRING OR PERMIT ANY OF THEIR AFFILIATES TO BRING OR SUPPORT ANYONE ELSE IN BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OTHER COURT AND (B) THAT A FINAL JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION OR CLAIM SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.
6. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AMENDMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.
7. Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunder duly authorized.

SELLERS:
WARREN LYNN FRAZIER
By: /s/ Warren Lynn Frazier

GARRETT LYNN FRAZIER 2018 DG TRUST
By: /s/ Leah Schexnayder-Delaune
Name: Leah Schexnayder-Delaune
Title: Trustee

DERRICK CHASE FRAZIER 2018 DG TRUST
By: /s/ Leah Schexnayder-Delaune
Name: Leah Schexnayder-Delaune
Title: Trustee

FRAZIER FAMILY FOUNDATION, INC.
By: /s/ Warren Lynn Frazier
Name: Warren Lynn Frazier
Title: President

[Signature Page to First Amendment to Securities Purchase Agreement]

BUYERS:
MOTI HOLDCO, LLC
By: /s/ Ann G. Fox
Name: Ann G. Fox
Title: President, Chief Executive Officer,Secretary and Director

NINE ENERGY CANADA INC.
By: /s/ Ann G. Fox
Name: Ann G. Fox
Title: President and Chief Executive Officer

BUYER PARENT:
NINE ENERGY SERVICE, INC.
By: /s/ Ann G. Fox
Name: Ann G. Fox
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Securities Purchase Agreement]